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                                                                    EXHIBIT 10.7

                          LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of June 17, 1997, by and between Data Critical Corp. ("Borrower") whose address is 2733 152nd Avenue, NE, Redmond, WA 98052, and Silicon Valley Bank ("Lender") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated April 10, 1997, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), as amended from time to time (the "Line") and a Promissory Note dated April 10, 1997 in the original principal amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Term Note) and collectively referred to as the "Notes". The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated April 10, 1997, as such agreement may be amended from time to time, between Borrower and Lender (the "Loan Agreement'). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated April 10, 1997, and a Collateral Assignment, Patent Mortgage and Security Agreement dated April 10, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
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     A.   Modification(s) to Loan Agreement.
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          1.  The paragraph entitled "Borrowing Base Formula" is hereby amended in its entirety to read as follows:

              Funds shall be advanced under Borrower's line of credit facility according to a borrowing base formula, as determined by Lender on a monthly basis, defined as follows: the lesser of (i) $500,000.00 minus the face amount of all outstanding letters of credit (including drawn but unreimbursed letters of credit) or (ii) seventy-five percent (75%) of Eligible Accounts Receivable minus the face amount of all outstanding letters of credit (including drawn but unreimbursed letters of credit). Eligible Accounts Receivable shall be defined as those accounts that arise in the ordinary course of Borrower's business, and shall include, but not be limited to, those accounts outstanding less than 90 days from the date of invoice, excluding all foreign, government, contra and intercompany accounts, and exclude accounts wherein 50% or more of the account is outstanding more than 90 days from the date of invoice. Other than those accounts receivable from Hewlett Packard Company and Marquette Medical Systems, which shall have a 60% concentration limit, any account which alone exceeds 25% of total accounts will be ineligible to the extent said account exceeds 25% of total accounts. Lender shall also deem ineligible any credit balances which are aged past 90 days, and accounts generated by the sale of demonstration or promotional equipment. The standards of eligibility shall be fixed from time to time by Lender, in Lender's reasonable judgment, upon notification to Borrower. Lender reserves the right to exclude any accounts, the collection of which, Lender reasonably determines to be doubtful.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by
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Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                 LENDER:
DATA CRITICAL CORPORATION                 SILICON VALLEY BANK

By:  /s/ Robert W. Benson                 By:  /s/ Jo Surbrugg
Name:  Robert W. Benson                   Name:   Jo Surbrugg
Title:     CFO                            Title:    SVP